Clarivate Reports Third Quarter 2026 Results, Delivering Clear Path to Value Creation
— Improved recurring organic revenue growth driven by portfolio transformation and AI-led innovation —
— Updates 2026 financial outlook following the divestiture of Life Sciences & Healthcare segment —
London, UK -- November 3, 2026 Clarivate Plc (NYSE: CLVT) (the “Company” or “Clarivate”), a leading global provider of transformative intelligence, today reported results for the third quarter ended September 30,
2026.
Executive Commentary
Matti Shem Tov, Chief Executive Officer:
“Third quarter results continued to improve across key metrics, including organic recurring revenue growth and the return to positive ACV growth in the Intellectual Property segment. We also achieved a major milestone with the early close of the Life Sciences & Healthcare segment divestiture, positioning us for enhanced value creation in our two market-leading segments, Academia & Government and Intellectual Property. The growing commercial traction and customer validation from our AI-led innovation within A&G and IP give us confidence in our ability to deliver on our commitments of accelerating sustained organic growth, expanding free cash flow and reducing leverage.”
Michael Easton, Executive Vice President and Chief Financial Officer:
“We are seeing the benefits of disciplined execution across the business, with improving growth trends, strong margins and continued free cash flow generation. Our focus remains on translating organic growth into sustainable earnings and free cash flow, while maintaining a disciplined approach to capital allocation. Looking ahead, we are well positioned to further strengthen our financial profile and enhance our financial flexibility.”
Third Quarter 2026 Results
Total revenues were $567.9 million, including the Life Sciences & Healthcare segment (“LS&H”), which was divested on October 6, 2026, compared to total revenues of $623.1 million for the third quarter of 2025, primarily due to inorganic disposals. Excluding LS&H, which is now presented as discontinued operations, total revenues were $481.6 million, compared to total revenues of $530.3 million for the third quarter of 2025, primarily due to inorganic disposals.
Organic revenues for continuing operations increased 0.4% as organic subscription growth of 1.5% and organic re-occurring growth of 0.7% was partially offset by lower organic transactional revenues.
Organic ACV for continuing operations grew 1.8% compared to September 30, 2025, reflecting continued
progress toward a more sustainable, subscription-led revenue base.
Net loss, including LS&H, was $80.8 million, or $0.13 per diluted share, compared to a net loss of $28.3 million, or $0.04 per diluted share, for the third quarter of 2025, driven by a $62.2 million non-cash LS&H goodwill impairment charge. Adjusted net income, including LS&H, was $136.0 million, or $0.21 per diluted share, compared to $119.3 million, or $0.18 per diluted share, for the third quarter of 2025. Adjusted EBITDA, including LS&H, was $245.3 million, compared to Adjusted EBITDA of $252.4 million for the third quarter of
2025.
First Nine Months 2026 Results
Total revenues were $1,740.7 million, including the LS&H segment, compared to total revenues of $1,838.2 million, primarily due to inorganic disposals. Excluding the LS&H segment, which is now presented as discontinued operations, total revenues were $1,472.4 million, compared to total revenues of $1,546.7 million for the first nine months of 2025, primarily due to inorganic disposals.
Organic revenues for continuing operations increased 0.1%, as a 0.9% increase in organic recurring revenues
(subscription and re-occurring) was offset by lower organic transactional revenues.

Net loss, including LS&H, was $389.6 million, or $0.61 per diluted share, compared to a net loss of $204.2 million, or $0.30 per diluted share, for the first nine months of 2025, driven by a $283.9 million non-cash LS&H goodwill impairment charge. Adjusted net income, including LS&H, was $378.4 million, or $0.59 per diluted share, compared to $338.4 million, or $0.49 per diluted share, for the first nine months of 2025. Adjusted
EBITDA, including LS&H, was $733.7 million, compared to Adjusted EBITDA of $747.2 million for the first nine months of 2025.
Clarivate, including LS&H, generated $399.0 million of operating cash flow and $233.1 million of free cash flow during the first nine months of 2026.
Selected Financial Information

(In millions, except percentages and per share data), (unaudited)	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
	2026	2025	$	%	2026	2025	$	%
Revenues, including discontinued operations	$567.9	$623.1	$(55.2)	(8.9)%	$1,740.7	$1,838.2	$(97.5)	(5.3)%
Revenues, continuing operations	$481.6	$530.3	$(48.7)	(9.2)%	$1,472.4	$1,546.7	$(74.3)	(4.8)%

Net income (loss)	$(80.8)	$(28.3)	$(52.5)	N/M	$(389.6)	$(204.2)	$(185.4)	N/M
Adjusted net income(1)	$136.0	$119.3	$16.7	14.0%	$378.4	$338.4	$40.0	11.8%

Adjusted EBITDA, including discontinued operations(1)	$245.3	$252.4	$(7.1)	(2.8)%	$733.7	$747.2	$(13.5)	(1.8)%
Adjusted EBITDA, continuing operations(1)	$218.2	$222.2	$(4.0)	(1.8)%	$645.6	$645.7	$(0.1)	–%

Diluted EPS, continuing operations	$(0.04)	$(0.04)	$0.00	–%	$(0.19)	$(0.31)	$0.12	(38.7)%
Diluted EPS, discontinued operations	$(0.09)	$0.00	$(0.09)	N/M	$(0.42)	$0.01	$(0.43)	N/M
Diluted EPS, including discontinued operations	$(0.13)	$(0.04)	$(0.09)	N/M	$(0.61)	$(0.30)	$(0.31)	N/M
Adjusted diluted EPS(1)	$0.21	$0.18	$0.03	16.7%	$0.59	$0.49	$0.10	20.4%

Net cash provided by operating activities	$165.6	$181.1	$(15.5)	(8.6)%	$399.0	$468.6	$(69.6)	(14.9)%
Free cash flow(1)	$110.2	$115.5	$(5.3)	(4.6)%	$233.1	$276.1	$(43.0)	(15.6)%
Third Quarter 2026 Continuing Operations Commentary
Subscription revenues increased $2.4 million, or 0.7%, to $338.3 million. Organic subscription revenues increased
1.5%, primarily due to new sales and pricing actions.
Re-occurring revenues increased $0.5 million, or 0.5%, to $105.8 million. Organic re-occurring revenues increased 0.7%, primarily due to higher IP volumes.
Recurring revenues, which consist of subscription and re-occurring revenues, increased 1.3% organically, or $5.7 million.
Transactional revenues decreased $51.6 million to $37.5 million, primarily due to product group wind-downs within A&G. On an organic basis, the decline was 12.4%, or $3.9 million, primarily due to lower activity across both segments, driven in part by customer migration to higher margin subscription products as we focus on our recurring revenues.
Balance Sheet and Cash Flow
As of September 30, 2026, cash and cash equivalents of $257.0 million decreased $72.2 million compared to
December 31, 2025.
Total debt outstanding was $4,176.1 million as of September 30, 2026, a decrease of $293.8 million compared to the prior year, driven by a $100.0 million accelerated debt repayment in January 2026 resulting in the full redemption of the senior secured notes due November 2026, as well as the retirement of $192.6 million aggregate principal of the senior secured notes due 2028 and senior notes due 2029 through a series of debt repurchases at an approximate 5% discount to par.
Net cash provided by operating activities including discontinued operations for the first nine months of 2026 was
$399.0 million compared to $468.6 million in the prior year period. Free cash flow including discontinued
operations for the first nine months of 2026 was $233.1 million compared to $276.1 million in the prior year period.
On October 6, 2026 the company completed the sale of the LS&H segment for net cash proceeds of $488.4 million.
Updates 2026 outlook excluding discontinued operations (forward-looking statement)
The full year 2026 outlook presented below assumes no further acquisitions, divestitures, or unanticipated events.
The Q4 2026 outlook presented below is provided in connection with the completion of the LS&H divestiture and also assumes no further acquisitions, divestitures, or unanticipated events.

	Full Year 2026 Outlook	Q4 2026 Outlook
ACV Organic Growth	1.75% to 2.25%	1.75% to 2.25%
Recurring Organic Revenue Growth	1.00% to 1.50%	2.00% to 2.50%
Revenues	$1.965B to $1.985B	$490M to $510M
Adjusted EBITDA(1)	$0.865B to $0.885B	$215M to $235M
Adjusted EBITDA Margin(1)	43.0% to 45.0%	44.0% to 46.0%
Adjusted Diluted EPS(1)(2)	$0.73 to $0.77	$0.14 to $0.18
Free Cash Flow(1)(3)	$320M to $340M	$85M to $105M
Notes to press release
(1)Non-GAAP measure. Please see “Reconciliations to Certain Non-GAAP Measures” in this release for important disclosures and reconciliations of these financial measures to the most directly comparable GAAP measure. These terms are defined elsewhere in this press release.
(2)Adjusted diluted EPS for the full year and Q4 2026 outlooks are calculated based on approximately 646 million fully diluted adjusted weighted average ordinary shares outstanding. The full year 2026 outlook includes results from discontinued operations for the nine months ended September 30, 2026 and excludes results from discontinued operations for the three months ended December 31, 2026.
(3)Free cash flow includes results from discontinued operations for the nine months ended September 30, 2026 and excludes results from discontinued
operations for the three months ended December 31, 2026.
Conference Call and Webcast
Clarivate will host a conference call and webcast today to review the results for the third quarter at 8:30 a.m.
Eastern Time. The webcast is open to all interested parties and may include forward-looking information.
The live webcast of the earnings call will be accessible through the investor relations section of the Company’s website. To join the webcast please visit https://events.q4inc.com/attendee/388781202.
Interested parties may access the live audio broadcast. U.S. participants may call 833-461-5787; international participants may call +1 585-542-9983 (long-distance charges will apply). The conference ID number is 388 781
202.
A replay of the webcast will also be available on https://ir.clarivate.com beginning two hours after the conclusion of the live call and will remain available for one year.
Use of Non-GAAP Financial Measures
This release contains financial measures that have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income,
Adjusted diluted EPS, and Free cash flow. Non-GAAP financial measures are not recognized terms under GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with

GAAP. As a result, you should not consider such measures in isolation from, or as a substitute for, financial measures or results of operations calculated or determined in accordance with GAAP.
We use non-GAAP measures internally in our operational and financial decision-making, to assess the operating performance of our business, to assess performance for employee compensation purposes, and to decide how to allocate resources. We believe that such measures allow us to focus on what we deem to be more reliable indicators of ongoing operating performance and our ability to generate cash flow from operations, and we also believe that investors may find these non-GAAP financial measures useful for the same reasons. Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures when reporting their results. Further, these measures can be useful in evaluating our performance against our peer companies because we believe they provide users with valuable insight into key components of our GAAP financial disclosure. However, non-GAAP measures have limitations as analytical tools and because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.
Definitions and reconciliations of non-GAAP measures to the most directly comparable GAAP measures are provided within the schedules attached to this release. Our presentation of non-GAAP measures should not be construed as an inference that our future results will be unaffected by any of the adjusted items, or that any projections and estimates will be realized in their entirety or at all.
Forward-Looking Statements
This release includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions, or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of the “safe harbor provisions” of the Private Securities Litigation Reform Act of
1995. These forward-looking statements include all matters that are not historical facts, including statements relating to our intentions, beliefs, or current expectations concerning, among other things, any future strategic transactions we may explore, the anticipated use of proceeds from the divestiture of our Life Sciences &
Healthcare business, and any related cost savings or other benefits, our results of operations, financial condition, liquidity, capital allocation plans and share repurchases, foreign exchange impacts, our prospects, growth, strategies and shareholder value, the markets in which we operate, our financial guidance for the fiscal year 2026 and key drivers thereof and underlying assumptions, the impact or anticipated benefits of our Value Creation Plan and other growth strategies, the global macroeconomic uncertainty and volatility, the impact of artificial intelligence (“AI”) on our business and strategy, and the timing of any of the foregoing. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,”
“estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” or “should” or, in each case, their negative or other variations or comparable terminology. Such forward-looking statements are based on available current market material and management’s expectations, beliefs, and forecasts concerning future events impacting us. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in Item 1A. Risk Factors in our annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). There
can be no assurance that future developments affecting us will be those that we have anticipated. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws. Please consult our public filings with the SEC, which are also available on our website at www.clarivate.com.
About Clarivate
Clarivate is a leading global provider of transformative intelligence. We offer enriched data, insights & analytics, workflow solutions and expert services in the areas of Academia & Government and Intellectual Property. For
more information, please visit www.clarivate.com.

Condensed Consolidated Balance Sheets – Unaudited

(In millions)	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents, including restricted cash	$257.0	$329.2
Accounts receivable, net	747.4	696.8
Prepaid expenses	95.7	79.2
Other current assets	61.6	62.0
Current assets held for sale	70.6	142.8
Total current assets	1,232.3	1,310.0
Property and equipment, net	44.6	52.0
Other intangible assets, net	7,155.5	7,515.9
Goodwill	1,088.8	1,088.9
Other non-current assets	109.3	59.9
Deferred income taxes	19.4	16.1
Operating lease right-of-use assets	38.7	45.4
Non-current assets held for sale	679.7	981.2
Total assets	$10,368.3	$11,069.4
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$117.2	$138.8
Accrued compensation	87.3	114.6
Accrued expenses and other current liabilities	276.3	260.0
Current portion of deferred revenues	761.3	737.4
Current portion of operating lease liability	16.3	17.8
Current portion of long-term debt	1.6	101.5
Current liabilities held for sale	144.5	198.7
Total current liabilities	1,404.5	1,568.8
Long-term debt	4,136.8	4,321.5
Other non-current liabilities	72.6	81.1
Deferred income taxes	195.0	201.8
Operating lease liabilities	29.2	37.3
Non-current liabilities held for sale	15.8	16.0
Total liabilities	5,853.9	6,226.5
Commitments and contingencies
Shareholders' equity:
Ordinary Shares, no par value; unlimited shares authorized; 639.9 and 640.7 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	12,825.8	12,810.6
Accumulated other comprehensive loss	(407.2)	(453.1)
Accumulated deficit	(7,904.2)	(7,514.6)
Total shareholders' equity	4,514.4	4,842.9
Total liabilities and shareholders' equity	$10,368.3	$11,069.4

Condensed Consolidated Statements of Operations – Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2026	2025	2026	2025
Revenues	$481.6	$530.3	$1,472.4	$1,546.7
Operating expenses:
Cost of revenues	139.0	178.5	442.4	511.3
Selling, general and administrative costs	134.6	145.7	447.3	453.2
Depreciation and amortization	162.3	168.6	484.7	499.2
Restructuring costs	4.5	7.9	24.9	34.3
Other operating expense (income), net	1.1	(16.3)	(8.4)	33.6
Total operating expenses	441.5	484.4	1,390.9	1,531.6
Operating income (loss)	40.1	45.9	81.5	15.1
Interest expense, net	61.0	68.5	180.4	199.4
Income (loss) from continuing operations before income taxes	(20.9)	(22.6)	(98.9)	(184.3)
Provision (benefit) for income taxes	5.5	2.3	23.4	29.0
Income (loss) from continuing operations, net of taxes	(26.4)	(24.9)	(122.3)	(213.3)
Income (loss) from discontinued operations, net of taxes	(54.4)	(3.4)	(267.3)	9.1
Net income (loss)	$(80.8)	$(28.3)	$(389.6)	$(204.2)

Basic earnings (loss) per share:
Continuing operations	$(0.04)	$(0.04)	$(0.19)	$(0.31)
Discontinued operations	(0.09)	–	(0.42)	0.01
Basic earnings (loss) per share	$(0.13)	$(0.04)	$(0.61)	$(0.30)

Diluted earnings (loss) per share:
Continuing operations	$(0.04)	$(0.04)	$(0.19)	$(0.31)
Discontinued operations	(0.09)	–	(0.42)	0.01
Diluted earnings (loss) per share	$(0.13)	$(0.04)	$(0.61)	$(0.30)

Weighted average shares used to compute earnings per share:
Basic	639.7	668.3	639.9	679.7
Diluted	639.7	668.3	639.9	679.7

Condensed Consolidated Statements of Cash Flows – Unaudited

	Nine Months Ended September 30,
(In millions)	2026	2025
Cash Flows From Operating Activities
Net income (loss)	$(389.6)	$(204.2)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	532.0	568.1
Share-based compensation	40.2	45.4
Goodwill and intangible asset impairments	283.9	–
Loss on classification as held for sale	10.1	–
Deferred income taxes	(9.8)	(11.6)
Amortization and write-off of debt issuance costs	9.9	11.3
Other operating activities	(16.5)	29.9
Changes in operating assets and liabilities:
Accounts receivable	19.3	6.2
Prepaid expenses	(14.9)	(7.2)
Other assets	(7.0)	0.5
Accounts payable	(26.9)	11.7
Accrued expenses and other current liabilities	(20.6)	27.3
Deferred revenues	(7.4)	(8.3)
Operating leases, net	(2.6)	(4.3)
Other liabilities	(1.1)	3.8
Net cash provided by operating activities	399.0	468.6
Cash Flows From Investing Activities
Capital expenditures	(165.9)	(192.5)
Net cash used for investing activities	(165.9)	(192.5)
Cash Flows From Financing Activities
Principal payments on debt	(284.2)	(600.0)
Proceeds from issuance of debt	–	500.0
Payment of debt issuance and extinguishment costs	–	(9.5)
Repurchases of ordinary shares	(18.1)	(149.5)
Payments related to tax withholding for share-based compensation	(6.8)	(9.6)
Other financing activities	4.1	3.4
Net cash used for financing activities	(305.0)	(265.2)
Effects of exchange rates	(0.3)	12.6
Net change in cash and cash equivalents, including restricted cash	(72.2)	23.5
Cash and cash equivalents, including restricted cash, beginning of period	329.2	295.2
Cash and cash equivalents, including restricted cash, end of period	$257.0	$318.7

Supplemental Revenues Information
Annualized contract value (“ACV”), at any point in time, represents the annualized value of all active customer subscription-based license agreements for the next 12 months, assuming those coming up for renewal during the measurement period are renewed at their current price level. Our organic ACV grew 1.8% compared to September
30, 2025, primarily driven by improved product pricing. Our total ACV for September 30, 2026, compared to
September 30, 2025, increased 3.6%, primarily due to improved product pricing and FX movements.
The following tables present our revenues by type and segment, as well as the components driving the changes between periods.
Revenues by transaction type

(In millions, except percentages); (unaudited)	Three Months Ended September 30,		Change		% of Change
	2026	2025	$	%	Acquisitions	Disposals	FX	Organic
Subscription	$338.3	$335.9	$2.4	0.7%	—%	(0.1)%	(0.7)%	1.5%
Re-occurring	105.8	105.3	0.5	0.5%	—%	—%	(0.2)%	0.7%
Recurring revenues	444.1	441.2	2.9	0.7%	—%	(0.1)%	(0.5)%	1.3%
Transactional	37.5	89.1	(51.6)	(57.9)%	—%	(45.3)%	(0.2)%	(12.4)%
Revenues	$481.6	$530.3	$(48.7)	(9.2)%	—%	(9.1)%	(0.5)%	0.4%

(In millions, except percentages); (unaudited)	Nine Months Ended September 30,		Change		% of Change
	2026	2025	$	%	Acquisitions	Disposals	FX	Organic
Subscription	$1,004.7	$989.4	$15.3	1.5%	—%	(0.2)%	0.4%	1.3%
Re-occurring	323.7	320.1	3.6	1.1%	—%	(0.1)%	1.5%	(0.3)%
Recurring revenues	1,328.4	1,309.5	18.9	1.4%	—%	(0.2)%	0.7%	0.9%
Transactional	144.0	237.2	(93.2)	(39.3)%	—%	(30.1)%	0.4%	(9.6)%
Revenues	$1,472.4	$1,546.7	$(74.3)	(4.8)%	—%	(5.5)%	0.6%	0.1%
Revenues by segment

(In millions, except percentages); (unaudited)	Three Months Ended September 30,		Change		% of Change
	2026	2025	$	%	Acquisitions	Disposals	FX	Organic
Academia & Government	$286.9	$332.5	$(45.6)	(13.7)%	—%	(14.1)%	(0.5)%	0.9%
Intellectual Property	194.7	197.8	(3.1)	(1.6)%	—%	(0.6)%	(0.6)%	(0.4)%
Revenues	$481.6	$530.3	$(48.7)	(9.2)%	—%	(9.1)%	(0.5)%	0.4%

(In millions, except percentages); (unaudited)	Nine Months Ended September 30,		Change		% of Change
	2026	2025	$	%	Acquisitions	Disposals	FX	Organic
Academia & Government	$882.2	$953.7	$(71.5)	(7.5)%	—%	(8.9)%	0.3%	1.1%
Intellectual Property	590.2	593.0	(2.8)	(0.5)%	—%	(0.3)%	1.1%	(1.3)%
Revenues	$1,472.4	$1,546.7	$(74.3)	(4.8)%	—%	(5.5)%	0.6%	0.1%

Reconciliations to Certain Non-GAAP Measures
Adjusted EBITDA and Adjusted EBITDA margin
Adjusted EBITDA represents Net income (loss) before the Provision (benefit) for income taxes, Depreciation and amortization, and Interest expense, net, adjusted to exclude share-based compensation, impairments, restructuring expenses, the impact of certain non-cash fair value adjustments on financial instruments, acquisition and/or disposal-related transaction costs, unrealized foreign currency gains/losses, legal settlements, and other items that are included in Net income (loss) for the period that we do not consider indicative of our ongoing operating performance. Net income (loss) margin is calculated by dividing Net income (loss) by Revenues. Adjusted
EBITDA margin is calculated by dividing Adjusted EBITDA by Revenues.
The following table presents our calculation of Adjusted EBITDA and Adjusted EBITDA margin for the three and nine months ended September 30, 2026 and 2025 and reconciles these non-GAAP measures to our Income
(loss) from continuing operations, net of taxes and Income (loss) from continuing operations margin for the same periods:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except percentages); (unaudited)	2026	2025	2026	2025
Income (loss) from continuing operations, net of taxes	$(26.4)	$(24.9)	$(122.3)	$(213.3)
Provision (benefit) for income taxes	5.5	2.3	23.4	29.0
Depreciation and amortization	162.3	168.6	484.7	499.2
Interest expense, net	61.0	68.5	180.4	199.4
Share-based compensation expense	7.7	13.1	32.3	37.1
Restructuring costs	4.5	7.9	24.9	34.3
Transaction related costs	(0.2)	3.0	17.5	17.3
Other(1)	3.8	(16.3)	4.7	42.7
Adjusted EBITDA	$218.2	$222.2	$645.6	$645.7

Income (loss) from continuing operations margin	(5.5) %	(4.7) %	(8.3) %	(13.8) %
Adjusted EBITDA margin	45.3%	41.9%	43.8%	41.7%
(1)Includes the net impact of foreign exchange gains and losses related to the remeasurement of balances, the impact of initiatives to reduce our cost structure related to the LS&H divestiture, and other items that do not reflect our ongoing operating performance.

The following table presents our calculation of Adjusted EBITDA, including discontinued operations and
Adjusted EBITDA margin for the three and nine months ended September 30, 2026 and 2025 and reconciles these non-GAAP measures to our Net income (loss) and Net income (loss) margin for the same periods:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except percentages); (unaudited)	2026	2025	2026	2025
Net income (loss)	$(80.8)	$(28.3)	$(389.6)	$(204.2)
Provision (benefit) for income taxes	7.7	3.8	27.1	34.9
Depreciation and amortization	162.3	191.8	532.0	568.1
Interest expense, net	61.0	68.5	180.4	199.4
Share-based compensation expense	10.8	16.0	40.5	45.6
Goodwill and intangible asset impairments	62.2	—	283.9	—
Loss on classification as held for sale	10.1	—	10.1	—
Restructuring costs	4.9	11.9	29.0	45.9
Transaction related costs	8.1	4.1	26.5	18.5
Other(1)	(1.0)	(15.4)	(6.2)	39.0
Adjusted EBITDA, including discontinued operations	$245.3	$252.4	$733.7	$747.2

Net income (loss) margin	(14.9) %	(4.5) %	(22.6) %	(11.1) %
Adjusted EBITDA margin	43.2%	40.5%	42.1%	40.6%
(1)Includes the net impact of foreign exchange gains and losses related to the remeasurement of balances and other items that do not reflect our ongoing operating performance.
Adjusted net income and Adjusted diluted EPS
Adjusted net income represents Net income (loss), adjusted to exclude amortization related to acquired intangible assets, share-based compensation, impairments, restructuring expenses, the impact of certain non-cash fair value adjustments on financial instruments, acquisition and/or disposal-related transaction costs, unrealized foreign currency gains/losses, legal settlements, and other items that are included in net income (loss) for the period that we do not consider indicative of our ongoing operating performance and the associated income tax impact of such adjustments.
Adjusted diluted EPS is calculated by dividing Adjusted net income by Adjusted diluted weighted average shares.
The Adjusted diluted weighted average shares calculation assumes that all instruments in the calculation are dilutive.

The following tables present our calculation of Adjusted net income including discontinued operations and
Adjusted diluted EPS including discontinued operations for the three and nine months ended September 30, 2026 and 2025 and reconciles these non-GAAP measures to our Net income (loss) and diluted EPS for the same periods:

	Three Months Ended September 30,
	2026		2025
(In millions, except per share amounts); (unaudited)	Amount	Per Share	Amount	Per Share
Net income (loss) and Diluted EPS	$(80.8)	$(0.13)	$(28.3)	$(0.04)
Amortization related to acquired intangible assets	122.6	0.19	136.7	0.20
Share-based compensation expense	10.8	0.02	16.0	0.02
Goodwill and intangible asset impairments	62.2	0.10	—	—
Loss on classification as held for sale	10.1	0.02	—	—
Restructuring costs	4.9	0.01	11.9	0.02
Transaction related costs	8.1	0.01	4.1	0.01
Other(1)	0.7	(0.01)	(14.0)	(0.02)
Income tax impact of related adjustments	(2.6)	—	(7.1)	(0.01)
Adjusted net income and Adjusted diluted EPS	$136.0	$0.21	$119.3	$0.18
Adjusted weighted average ordinary shares, diluted	643.6		675.5
(1)Includes the net impact of foreign exchange gains and losses related to the remeasurement of balances and other items that do not reflect our ongoing operating performance.

	Nine Months Ended September 30,
	2026		2025
(In millions, except per share amounts); (unaudited)	Amount	Per Share	Amount	Per Share
Net income (loss) and Diluted EPS	$(389.6)	$(0.61)	$(204.2)	$(0.30)
Amortization related to acquired intangible assets	393.3	0.61	410.0	0.60
Share-based compensation expense	40.5	0.06	45.6	0.07
Goodwill and intangible asset impairments	283.9	0.44	—	—
Loss on classification as held for sale	10.1	0.02	—	—
Restructuring costs	29.0	0.05	45.9	0.07
Transaction related costs	26.5	0.04	18.5	0.03
Other(1)	(1.2)	—	40.5	0.05
Income tax impact of related adjustments	(14.1)	(0.02)	(17.9)	(0.03)
Adjusted net income and Adjusted diluted EPS	$378.4	$0.59	$338.4	$0.49
Adjusted weighted average ordinary shares, diluted	644.5		685.0
(1)Includes the net impact of foreign exchange gains and losses related to the remeasurement of balances and other items that do not reflect our ongoing operating performance.
Free cash flow
Free cash flow represents Net cash provided by operating activities less Capital expenditures. The following table presents our calculation of Free cash flow including discontinued operations for the three and nine months ended
September 30, 2026 and 2025 and reconciles this non-GAAP measure to Net cash provided by operating activities for the same periods:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions); (unaudited)	2026	2025	2026	2025
Net cash provided by operating activities	$165.6	$181.1	$399.0	$468.6
Capital expenditures	(55.4)	(65.6)	(165.9)	(192.5)
Free cash flow	$110.2	$115.5	$233.1	$276.1

Reconciliations to Certain Non-GAAP Measures - 2026 Outlook
Adjusted EBITDA and Adjusted EBITDA margin
The following table presents our calculation of Adjusted EBITDA and Adjusted EBITDA margin for continuing operations for the 2026 outlook and reconciles these non-GAAP measures to our Net income (loss) and Net income (loss) margin for the same period:

	Year Ending December 31, 2026 (Forecasted)
(In millions); (unaudited)	Low	High
Net income (loss)	$(154)	$(144)
Provision (benefit) for income taxes	45	45
Depreciation and amortization	650	650
Interest expense, net	225	230
Share-based compensation expense	45	50
Restructuring costs(1)	30	30
Transaction related costs	35	35
Other	(11)	(11)
Adjusted EBITDA	$865	$885

Net income (loss) margin	(7.8)%	(7.3)%
Adjusted EBITDA margin	43.0%	45.0%
(1)Reflects restructuring costs expected to be incurred in 2026 associated with the Value Creation Plan.
Adjusted diluted EPS
The following table presents our calculation of Adjusted diluted EPS for the 2026 outlook, including the impact of discontinued operations for the first nine months, and reconciles this non-GAAP measure to our Net income (loss)
per share for the same period:

	Year Ending December 31, 2026 (Forecasted)
(Unaudited)	Low	High
Net income (loss) per share	$(0.65)	$(0.62)
Amortization related to acquired intangible assets	0.80	0.80
Share-based compensation expense	0.07	0.08
Goodwill and intangible asset impairments	0.46	0.46
Restructuring costs(1)	0.05	0.05
Transaction related costs	0.05	0.05
Other	(0.02)	(0.02)
Income tax impact of related adjustments	(0.03)	(0.03)
Adjusted diluted EPS	$0.73	$0.77
Adjusted weighted average ordinary shares, diluted	~650 million
(1)Reflects restructuring costs expected to be incurred in 2026 associated with the Value Creation Plan.

Free cash flow
The following table presents our calculation of Free cash flow for the 2026 outlook, including the impact of discontinued operations for the first nine months, and reconciles this non-GAAP measure to our Net cash provided by operating activities for the same period:

	Year Ending December 31, 2026 (Forecasted)
(In millions); (unaudited)	Low	High
Net cash provided by operating activities	$550	$570
Capital expenditures	(230)	(230)
Free cash flow	$320	$340
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